UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 3, 2025

Unicoin Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56276	47-4360035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Park Ave South 16065 New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 216-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share;	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	SEC Enforcement Action Disclosure

On May 20, 2025, the U.S. Securities and Exchange Commission (the “SEC”) filed a civil enforcement action against Unicoin Inc. (f/k/a TransparentBusiness,Inc.) and certain individuals, including its directors Silvina Moschini and Alex Konanykhin, its former General Counsel Richard Devlin, and Alejandro Dominguez, in the United States District Court for the Southern District of New York. The action is captioned Securities and Exchange Commission v. Unicoin Inc. f/k/a TransparentBusiness, Inc., et al., Case No. 1:25-cv-4245 (S.D.N.Y.).

The complaint alleges violations of various provisions of the federal securities laws in connection with Unicoin’s offer and sale of digital assets, including Unicoin tokens, as well as alleged material misstatements and omissions in communications with investors. The SEC is seeking injunctive relief, disgorgement of proceeds, civil monetary penalties, and other equitable relief.

Unicoin believes the claims are without merit and intends to vigorously defend against the allegations. The litigation may result in financial liability, restrictions on future capital-raising efforts, or reputational harm, and could materially affect Unicoin’s business, operations, and prospects.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICOIN INC.,

By:	/s/ Eduardo Serrano
Name:	Eduardo Serrano
Title:	SVP and Legal Counsel

Dated: July 3, 2025

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